Exhibit 10.5
Memorandum of Understanding

This Memorandum of Understanding (this “Memorandum”) is entered into by and among Viral Genetics, Inc., a Delaware corporation (“Viral Genetics”), and V-Clip Pharmaceuticals, Inc., a California corporation (“V-Clip”), and solely with respect to Section 10 and Exhibit A(ii)-(iii) below, University License Equity Holdings, Inc., a Colorado nonprofit corporation (“ULEHI”), this __ day of November 2007 (the “Effective Date”).

This Memorandum is an outline of the general understanding of an agreement to merge V-Clip with and into Viral Genetics and shall be deemed a valid and binding agreement of the parties hereto.  ULEHI is a party hereto for purposes of Section 10 and Exhibit A(ii)-(iii) below only.

1.           Viral Genetics shall perform work to be done by an independent laboratory to determine the viability of the Licensed Process(es) and/or Licensed Product(s) covered by the License Agreement between V-Clip and The Regents of the University of Colorado entered into contemporaneously with this Memorandum (the “License Agreement”).  The value of such work shall be equivalent to at least Six Hundred Thousand Dollars ($600,000), which amount may include the in-kind value of work directed to the viability of the Licensed Processes (as defined in the License Agreement) or Licensed Products (as defined in the License Agreement) including, without limitation, work sponsored by the NIH or similar entities.    Dr. Karen Newell, inventor of the licensed technology, will collaborate with Viral Genetics on the experimental design and research site selection and will have the unrestricted right to use the data developed in the course of such work in her research at the University of Colorado.

2.           Viral Genetics shall have the option to require V-Clip to merge with and into Viral Genetics in accordance with all applicable laws, rules and regulations (the “Merger”) by delivering to V-Clip written notice of Viral Genetics’ exercise of such option at any time on or before the date that is the one-year anniversary of the Effective Date.  In exchange for their stock of V-Clip in connection with the Merger, V-Clip’s stockholders (“V-Clip Stockholders”) shall receive securities issued by Viral Genetics as set forth in Exhibit A attached hereto (the “Merger Securities”).  Viral Genetics and V-Clip acknowledge and agree that the terms of the Merger and the consideration in the form of the Merger Securities (the “Merger Consideration”) have been negotiated between V-Clip and Viral Genetics on an arms-length basis.

3.           Promptly, but no later than fifteen (15) days subsequent to the date of the closing of the Merger (the “Closing”), Viral Genetics shall issue to each V-Clip Stockholder stock certificates, option agreements, warrant agreements and any other certificates or agreements representing the Merger Consideration as set forth in Exhibit A attached hereto.

4.           Viral Genetics hereby represents and warrants to V-Clip that Viral Genetics has 250,000,000 authorized shares of Common Stock, $.0001 par value (“Common Stock”), of which 155,532,013 shares are issued and outstanding, and 20,000,000 authorized shares of Preferred Stock, par value $.0001, of which no shares are issued and outstanding. All issued and outstanding shares of Common Stock: (i) have been duly authorized and validly issued, and (ii) are fully paid and non-assessable.  There are no other authorized or outstanding equity securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, debt or other agreements, or commitments obligating Viral Genetics to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into, or exchangeable or exercisable for any shares of capital stock of any class as of the date hereof, except as set forth in Exhibit B attached hereto and pursuant to the terms of this Memorandum.  When issued in compliance with the provisions of this Memorandum, the shares of Common Stock issued as Merger Consideration will be validly issued, fully paid and non-assessable.  When issued in compliance with the provisions of this Memorandum and the option agreements and warrant agreements constituting Merger Consideration, the shares of Common Stock underlying such options and warrants will be validly issued, fully paid and non-assessable.  When issued in compliance with the provisions of this Memorandum and any relevant agreements constituting Merger Consideration, the shares of Common Stock underlying any such other Merger Securities will be validly issued, fully paid and non-assessable.

5.           All corporate action on the part of Viral Genetics and V-Clip, and their respective officers, directors and stockholders, necessary for the authorization of this Memorandum has been taken, and with respect to the Merger has been taken or will have been taken at the time of the Closing.

6.           The execution of this Memorandum and the consummation of the Merger will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Viral Genetics pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, bylaws, contract, or other instrument to which Viral Genetics is a party or by which Viral Genetics may be bound or any law, rule, regulation, qualification, license, order or judgment applicable to Viral Genetics or any of its property.

7.           Viral Genetics has, and as of the Closing will have, filed all reports and made all other filings required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (collectively with the Securities Act, the “Securities Laws”), and subsequent to the Effective Date will use its best efforts to file all reports and other filings required to be filed by it under the Securities Laws.  Subsequent to the Merger, Viral Genetics will take any actions required from time to time to enable the V-Clip Stockholders to sell any securities constituting Merger Consideration pursuant to Rule 144 under the Securities Act. Viral Genetics shall take any and all actions and make any necessary filings with any governmental agency necessary to cause the issuance of the Merger Securities and any securities underlying the Merger Securities exempt from the registration requirements of the Securities Act and any applicable state securities laws.

8.           No V-Clip Stockholder shall be granted or otherwise receive any rights or benefits with respect to the Merger Consideration that is not otherwise granted on identical terms to all V-Clip Stockholders, including without limitation registration rights and rights with respect to the transfer of securities.

9.           This Memorandum may be executed in counterparts, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original.

10.           ULEHI shall be deemed a third party beneficiary of all of the provisions of this Memorandum.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned have executed this Memorandum of Understanding as of the Effective Date.

Viral Genetics, Inc.

By:
Title:

V-Clip Pharmaceuticals, Inc.

By:
Title:

For purposes of Section 10 and Exhibit A(ii)-(iii) only:
University License Equity Holding, Inc.

By:
Title:

EXHIBIT A

Merger Securities to be Issued to V-Clip Stockholders

(i) V-Clip Stockholders other than ULEHI

V-Clip Stockholder	Number of Shares of Common Stock	Number of Options*	Number of Options**	Number of Warrants***
Viral Genetics	16,306,327	16,306,327	4,423,900	6,952,495
M. Karen Newell	8,153,163	8,153,163	2,211,950	3,476,247
Robert Berliner	8,153,163	8,153,163	2,211,950	3,476,247
Evan Newell	1,852,991	1,852,991	502,716	790,056
Robert Melamede	370,598	370,598	100,543	158,011

*
Options to acquire shares of Common Stock at an exercise price of $0.03, expiring on the date that is the tenth (10th) anniversary of the date of the Closing and containing a cashless exercise provision.

**
Options to acquire shares of Common Stock at an exercise price of $0.315, expiring on May 30, 2011 and on the same option agreement form as the Viral Genetic options set forth on Exhibit B attached hereto.

***
Warrants to acquire shares of Common Stock at an exercise price of $0.39, expiring on February 28, 2010 and on the same warrant agreement form as the Viral Genetic warrants set forth on Exhibit B attached hereto.

All Merger Securities shall be fully vested upon the Closing.

In the event of a forward stock split of the outstanding shares of Common Stock or a stock dividend of shares of Common Stock prior to the Closing, the number of Merger Securities described above (i) shall be proportionately increased, and (ii) the exercise price of the options and warrants included in the Merger Securities described above shall be proportionately decreased. As an example, and for the sake of greater clarity, if, prior to the Closing, Viral Genetics effects a ten-for-one (10:1) forward stock split of its outstanding of shares of Common Stock, then the number of Merger Securities shall be increased by multiplying such number by ten (10) and the exercise prices of the options and warrants included in the Merger Securities described above shall be decreased by dividing such exercise prices by ten (10).

Similarly, in the event of a reverse stock split of the outstanding shares of Common Stock prior to the Closing, the number of Merger Securities described above (i) shall be proportionately decreased, and (ii) the exercise price of the options and warrants included in the Merger Securities described above shall be proportionately increased. As an example, and for the sake of greater clarity, if, prior to the Closing, Viral Genetics effects a one-for-ten (1:10) reverse stock split of its outstanding shares of Common Stock, then the number of Merger Securities shall be decreased by dividing such number by ten (10) and the exercise prices of the options and warrants included in the Merger Securities described above shall be increased by multiplying such exercise prices by ten (10).

 (ii) ULEHI

Class of Merger Security	Exercise Price	Expiration Date	Number Issuable
Common Stock	N/A	N/A
Total number of shares of Common Stock issued and outstanding immediately prior to the Closing, which shall also be deemed to include all shares of Common Stock into which any issued and outstanding convertible debt of Viral Genetics as of the Closing is ultimately convertible, multiplied by 20%, and multiplied by the Investor Ownership Interest.

Options to Acquire Common Stock*	$0.03**	The date that is the tenth (10th) anniversary of the date of the Closing.
Total number of shares of Common Stock issued and outstanding immediately prior to the Closing, which shall also be deemed to include all shares of Common Stock into which any issued and outstanding convertible debt of Viral Genetics as of the Closing is ultimately convertible, multiplied by 20%, and multiplied by the Investor Ownership Interest.

Options to Acquire Common Stock***	Weighted average exercise price of all issued and outstanding Viral Genetics options immediately prior to the Closing.	Weighted average expiration date of all issued and outstanding Viral Genetics options immediately prior to the Closing.	Total number of Viral Genetics options issued and outstanding immediately prior to the Closing, multiplied by 40%, and multiplied by the Investor Ownership Interest.

Warrants to Acquire Common Stock***	Weighted average exercise price of all issued and outstanding Viral Genetics warrants immediately prior to the Closing.	Weighted average expiration date of all issued and outstanding Viral Genetics warrants immediately prior to the Closing.	Total number of Viral Genetics warrants issued and outstanding immediately prior to the Closing, multiplied by 40%, and multiplied by the Investor Ownership Interest.

Any other securities convertible, exchangeable or exercisable for capital stock of Viral Genetics (other than convertible debt described above) issued and outstanding as of the Closing.****	Weighted average conversion rate, exercise price or exchange ratio of all similar issued and outstanding Viral Genetics securities immediately prior to the Closing.	Weighted average expiration date of all similar issued and outstanding Viral Genetics securities immediately prior to the Closing.	Total number of similar Viral Genetics securities issued and outstanding immediately prior to the Closing, multiplied by 40%, and multiplied by the Investor Ownership Interest.

*	The option agreements representing such options shall contain a cashless exercise provision.

**	The exercise price shall be subject to a proportionate adjustment for forward or reverse stock splits and stock dividends.

***
The option agreements and warrant agreements representing such options and warrants, respectively, shall contain terms identical to the option agreements and warrant agreements, respectively, issued and outstanding immediately prior to the Closing.

****	The form of such securities shall contain terms identical to the securities issued and outstanding immediately prior to the Closing.

As used in this Exhibit A(ii), the term “Investor Ownership Interest” shall have the same  meaning as set forth in the Subscription Agreement between ULEHI and V-Clip of even date herewith and shall be subject to modification as set forth therein.

All Merger Securities shall be fully vested upon the Closing.

(iii)           All V-Clip Stockholders

Following the Closing, all Viral Genetics securities held by V-Clip Stockholders, including those set forth in this Exhibit A, shall be treated identically to all other holders of similar Viral Genetics securities.

EXHIBIT B

Fully Diluted Capitalization of Viral Genetics

Class of Securities	Number of Securities Issued and Outstanding	Weighted Average Exercise Price	Weighted Average Days to Expiration
Common Stock	155,532,013	N/A	N/A
Options to Acquire Common Stock	25,135,800*	$0.315	[1294]
Warrants to Acquire Common Stock	39,502,819*	$0.390	[838]
Convertible Debt	29,767,160*	N/A	N/A

*	Shares of Common Stock issuable upon conversion, exercise or exchange of such securities.